Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Salient Adaptive Growth Fund
Salient Trend Fund

The following fund offers Class A, Class C, Class F and Class I shares. Salient Tactical Plus Fund The following funds offer Class A, Class C, Class I and Class R6 shares.

Salient MLP & Energy Infrastructure Fund

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended December 31, 2016:

	Distributions		Distribution
Class A:	(000	s)	per share

Salient Adaptive Growth Fund	93		0.2020
Salient MLP & Energy
Infrastructure Fund	3,511		0.1879
Salient Trend Fund	214		0.5814
Salient Tactical Plus Fund	-		-

Class C:

Salient Adaptive Growth Fund	31		0.1330
Salient MLP & Energy
Infrastructure Fund	1,816		0.1640
Salient Trend Fund	19		0.4607
Salient Tactical
Plus Fund	-		-

Class I:

Salient Adaptive Growth Fund	1,376		0.2149
Salient MLP & Energy
Infrastructure Fund	21,939		0.1954
Salient Trend Fund	2,767		0.6094
Salient Tactical
Plus Fund	-		-

Class F:
Salient Tactical
Plus Fund	-		-

Class R6:
Salient MLP & Energy
Infrastructure Fund	21		0.1967

The following is a class breakout of the Total other distributions (73C) during the year ended December 31, 2016:

Class A:	Distribution
per Share

Salient MLP & Energy
Infrastructure Fund	0.3745

Class C:

Salient MLP & Energy
Infrastructure Fund	0.3278

Class I:

Salient MLP & Energy
Infrastructure Fund	0.3906

Class R6:
Salient MLP & Energy
Infrastructure Fund	0.3933

Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows for Salient Adaptive Growth Fund, Salient MLP & Energy Infrastructure Fund and Salient Trend Fund:

74U1 Class I shares

74U2 Class A shares, Class C shares, Class F shares and Class R6 shares

Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows for Salient Tactical Plus Fund:

74U1 Class F shares

74U2 Class A shares, Class C shares and Class I shares

The following is a class breakout of the NAV's and shares outstanding (000s) at December 31, 2016:

	NAV		Shares Outstanding
			(000	s)

Class A:
Salient Adaptive Growth Fund		6.83	507
Salient MLP & Energy
Infrastructure Fund		9.31	22,626
Salient Trend Fund		8.20	365
Salient Tactical
Plus Fund		11.45	565

Class C:

Salient Adaptive Growth Fund		6.56	299
Salient MLP & Energy

Infrastructure Fund	9.26	10,704
Salient Trend Fund	8.11	43
Salient Tactical
Plus Fund	11.26	52

Class I:

Salient Adaptive Growth Fund	6.92	7,218
Salient MLP & Energy
Infrastructure Fund	9.28	131,253
Salient Trend Fund	8.22	4,565
Salient Tactical
Plus Fund	11.49	166

Class F:
Salient Tactical
Plus Fund	11.57	1,474

Class R6:
Salient MLP & Energy
Infrastructure Fund	9.28	242